Byrna Technologies Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CERT.9999

Certificate Number

9000000000

Shares

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT

** SPECIMEN **

CUSIP NO.: 999999ZZ9

Is The Owner Of

** NINE BILLION AND 00/100 **

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

BYRNA TECHNOLOGIES INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


BYRNA TECHNOLOGIES INC.
Corporate
Seal
DELAWARE

BRYAN S. GANZ
President & Chief Executive Officer

LISA KLEIN WAGER
Corporate Secretary & Chief Legal Officer

DATED: 01/01/2009

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature
17755 N. US Highway 19, Suite # 140, Clearwater FL 33764
303 - 662 - 1112

CERT.9999

999999 TEST ISSUE REF 1999 5.4375% 12/31/5